Exhibit 99.1
TRANSDIGM INC.
1301 East 9th Street, Suite 3000
Cleveland, Ohio 44114
LETTER OF TRANSMITTAL
FOR 4.625% SENIOR SUBORDINATED NOTES DUE 2029
AND 4.875% SENIOR SUBORDINATED NOTES DUE 2029

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON    ,   , UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
2001 Bryan Street, 10th Floor
Dallas, Texas 75201
Attn: Tiffany Castor
Tel: 315-414-3034
Fax: 732-667-9408
Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned acknowledges receipt of the Prospectus dated ,   (the “Prospectus”) of TransDigm Inc., a Delaware corporation (the “Company”), and this Letter of Transmittal for 4.625% Senior Subordinated Notes due 2029 and 4.875% Senior Subordinated Notes due 2029, which may be amended from time to time (this “Letter”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, its outstanding 4.625% Senior Subordinated Notes due 2029 (CUSIP Nos. 893647 BM8 and U8936P AV5) and 4.875% Senior Subordinated Notes due 2029 (CUSIP Nos. 893647 BN6 and U8936P AW3) (collectively, the “Original Notes”) issued and sold in separate transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), for 4.625% Senior Subordinated Notes due 2029 (CUSIP No. 893647 BP1) and 4.875% Senior Subordinated Notes due 2029 (CUSIP No. 893647 BQ9) (collectively, the “Exchange Notes”), respectively, which have been registered under the Securities Act.
The undersigned has completed, executed and delivered this Letter to indicate the action he, she or it desires to take with respect to the Exchange Offer.

All holders of Original Notes who wish to tender their Original Notes must, prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to the Exchange Agent, in person or to the address set forth above; and (2) tender his or her Original Notes or, if a tender of Original Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirm such book-entry transfer (a “Book-Entry Confirmation”), in each case in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Original Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offer—How to Tender” in the Prospectus. (See Instruction 1).
The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING
THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL, CAREFULLY
BEFORE CHECKING ANY BOX BELOW
Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.
List in Box 1 below the Original Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount of Original Notes on a separate SIGNED schedule and affix that schedule to this Letter.
BOX 1 TO BE COMPLETED BY ALL TENDERING HOLDERS

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN IF BLANK)	CERTIFICATE NUMBER(S)(1)	PRINCIPAL AMOUNT OF ORIGINAL NOTES	PRINCIPAL AMOUNT OF ORIGINAL NOTES TENDERED(2)

TOTALS:
(1) Need not be completed if Original Notes are being tendered by book-entry transfer.
(2)    Unless otherwise indicated, the entire principal amount of Original Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

Ladies and Gentlemen:
Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Original Notes tendered.
The undersigned constitutes and appoints the Exchange Agent as his, her or its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the Company’s agent) with respect to the tendered Original Notes, with full power of substitution, to: (a) deliver certificates for such Original Notes; (b) deliver Original Notes and all accompanying evidence of transfer and authenticity to or upon the Company’s order upon receipt by the Exchange Agent, as the undersigned’s agent, of the Exchange Notes to which the undersigned is entitled upon the Company’s acceptance of the Original Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.
The undersigned hereby represents and warrants that he, she or it has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents the Company deems necessary or desirable to complete the assignment and transfer of the Original Notes tendered.

The undersigned agrees that the Company’s acceptance of any tendered Original Notes and the issuance of Exchange Notes in exchange therefor shall constitute the Company’s performance in full of its obligations under the registration rights agreements (as described in the Prospectus) and that, upon the issuance of the Exchange Notes, the Company will have no further obligations or liabilities thereunder (except in certain limited circumstances set forth therein). By tendering Original Notes, the undersigned certifies that (i) any Exchange Notes received by the undersigned will be acquired in the ordinary course of its business, (ii) at the time of commencement of the Exchange Offer, the undersigned had no arrangements or understanding with any person to participate in the distribution of the Original Notes or the Exchange Notes within the meaning of the Securities Act, (iii) the undersigned is not an “affiliate,” as defined in Rule 405 of the Securities Act, of the Company or if it is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if the undersigned is a broker-dealer, it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired for its own account as a result of market-making activities or other trading activities and it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
 CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE ORIGINAL NOTES FOR YOUR OWN ACCOUNT AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
 CHECK HERE IF YOU ARE NOT SUCH A BROKER-DEALER BUT ARE A QUALIFIED INSTITUTIONAL BUYER OR OTHERWISE RECEIVED THE ORIGINAL NOTES IN A TRANSACTION OR SERIES OF TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
If you checked one of the boxes above, please provide the name and address to which the 10 copies of the Prospectus and 10 copies of any amendments or supplements thereto should be sent:

Name:
Address:

The undersigned understands that the Company may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.
All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.
Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver Exchange Notes (and, if applicable, a certificate for any Original Notes not tendered but represented by a certificate also encompassing Original Notes which are tendered) to the undersigned at the address set forth in Box 1.
The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms set forth in the Prospectus and this Letter, the terms set forth in the Prospectus shall prevail.

 CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:
Account Number:
Transaction Code Number:

 CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s):
Date of Execution of Notice of Guaranteed Delivery:
Window Ticket Number (if available):
Name of Institution which Guaranteed Delivery:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
BOX 2
PLEASE SIGN HERE
WHETHER OR NOT ORIGINAL NOTES ARE BEING
PHYSICALLY TENDERED HEREBY

X
X
(SIGNATURE(S) OF OWNER(S) OR AUTHORIZED SIGNATORY)	(DATE)
Area Code and Telephone Number:

This box must be signed by registered holder(s) of Original Notes as their name(s) appear(s) on certificate(s) for Original Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

Name(s):
(PLEASE PRINT)
Capacity:
Address:
(INCLUDE ZIP CODE)
Signature(s) Guaranteed by an Eligible Institution: (If required by Instruction 3)
(AUTHORIZED SIGNATURE)

(TITLE)
(NAME OF FIRM)

BOX 3
SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 3 and 4)
To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be issued in the name of someone other than the person whose signature appears in Box 2, or if Original Notes delivered by book-entry transfer which are not accepted for exchange are to be returned by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Issue and deliver: (check appropriate boxes)
Original Notes not tendered
Exchange Notes, to:
Name(s):
(PLEASE PRINT)
Address:

BOX 4
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3 and 4)
To be completed ONLY if certificates for Original Notes in a principal amount not exchanged, or Exchange Notes, are to be sent to someone other than the person whose signature appears in Box 2 or to an address other than shown in Box 1.

Deliver: (check appropriate boxes)
Original Notes not tendered
Exchange Notes, to:
Name:
(PLEASE PRINT)
Address:

INSTRUCTIONS
Forming Part of the Terms and
Conditions of the Exchange Offer
1. Delivery of this Letter and Certificates. Certificates for Original Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at one of its addresses set forth herein on or before the expiration of the Exchange Offer on the Expiration Date. The method of delivery of this Letter, certificates for Original Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.
Holders whose Original Notes are not immediately available or who cannot deliver their Original Notes or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Original Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedures: (i) tender must be made by or through an Eligible Institution (as defined in the Prospectus under the caption “The Exchange Offer—How to Tender”); (ii) prior to the expiration of the Exchange Offer on the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) (x) setting forth the name and address of the holder, the description of the Original Notes and the principal amount of Original Notes tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within three business days after the date of execution of such Notice of Guaranteed Delivery, this Letter together with the certificates representing the Original Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange Agent; and (iii) this Letter, the certificates for all tendered Original Notes or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three business days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption “The Exchange Offer—How to Tender.”
All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company’s counsel, would be unlawful. The Company also reserves the right to waive any irregularities or defects or conditions of tender as to particular Original Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Original Notes.
None of the Company, the Exchange Agent or any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.
2. Partial Tenders; Withdrawals. If less than the entire principal amount of any Original Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Original Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Original Notes not tendered will be sent to the holder, unless otherwise provided in Box 4, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Original Notes represented by a submitted certificate is tendered (or, in the case of Original Notes tendered by book-entry transfer, such non-exchanged Original Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Original Notes, a written or facsimile transmission of notice of withdrawal must: (i) be received by the Exchange Agent at the address indicated above before the Company notifies the Exchange Agent that it has accepted the tender of Original Notes pursuant to the Exchange Offer; (ii) specify the name of the person named in this Letter as having tendered the Original Notes; (iii) contain a description of the Original Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Original Notes and the principal amount (which must be an authorized denomination) of Original Notes represented by such certificates; (iv) a statement that such holder is withdrawing his, her or its election to have such Original Notes exchanged; (v) the name of the registered holder of such Original Notes; and (vi) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn.
3. Signatures on this Letter; Assignments; Guarantee of Signatures. If this Letter is signed by the holder(s) of Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Original Notes, without alteration, enlargement or any change whatsoever.
If any of the Original Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Original Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.
If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Original Notes are tendered and/or (ii) untendered Original Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Original Notes, nor provide a separate bond power. In any other case, the holder of record must transmit a separate bond power with this Letter.
If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.
Signatures on this Letter must be guaranteed by an Eligible Institution, unless Original Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an Eligible Institution. If Original Notes are registered in the name of a person other than the signer of this Letter, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by, a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.
4. Special Issuance and Delivery Instructions. Tendering holders should indicate, in Box 3 or 4, as applicable, the name and address to which the Exchange Notes or certificates for Original Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.
5. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Original Notes to it pursuant to the Exchange Offer. If, however, the Exchange Notes or certificates for Original Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Original Notes to the Company pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

6. Waiver of Conditions. The Company reserves the absolute right to amend or waive any of the specified conditions of the Exchange Offer in the case of any Original Notes tendered.
7. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose certificates for Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.
8. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

Important: This Letter (together with certificates representing tendered Original Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent, or the guaranteed delivery procedures must be complied with, on or before the Expiration Date (as defined in the Prospectus).
PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO
THIS LETTER OF TRANSMITTAL, CAREFULLY BEFORE CHECKING ANY BOX HEREIN.
BOX 1 IS TO BE COMPLETED BY ALL TENDERING HOLDERS.